Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 4, 2024 relating to the financial statements of Crescent Energy Company and the effectiveness of Crescent Energy Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Crescent Energy Company for the year ended December 31, 2023.
/s/ Deloitte & Touche LLP
Houston, Texas
November 5, 2024